Exhibit 3.121

STATE OF HAWAII

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Mailing Address: P. O. Box 113600, Honolulu, HI 96810

Phone: (808) 586-2727

Fax: (808) 586-2733

August 15, 2002

ARAMARK SERVICES MANAGEMENT OF HI, INC. The Corporation Company, Inc. 1000 Bishop St. Honolulu, HI 96813-4212	FILED 10/15/2002 10:43 AM Business Registration Division DEPT. OF COMMERCE AND CONSUMER AFFAIRS State of Hawaii

Effective July 1, 2002, your type of business entity is required to have a registered agent. The registered agent may be an individual who resides in the State of Hawaii, a domestic or foreign entity authorized to transact business or conduct affairs in Hawaii. If the registered agent is an individual, it may be an officer, director or partner of your entity. See Act 130, 2002 Hawaii Session Laws.

You can designate a registered agent and provide the street address of its office by completing and filing this forth or save time and postage by filing ONLINE (see instructions below), or faxing to the number above. The filing fee for the designation of registered agent shall be waived if filed on or before December 31, 2002.

Designation of registered agent INFORMATION MUST BE TYPED	☒ Business Entity (check this box, if the registered agent is a business and not an individual)

1.	Name of registered agent:

	The Corporation Company, Inc .	Hawaii
	(Type name of registered agent)	(State or County of Incorporation or formation, if registered agent is an entity)

2.	Hawaii street address of registered agent’s office:

Address: 1000 Bishop Street

City: Honolulu State: HI Zip: 96813

3.	The address of the registered agent and address of the registered agent’s office shall be identical.

I certify that I have read the above statements and that the same are true and correct to the best of my knowledge and belief.

Alexander P. Marino	/s/
Vice President	Signature and Date

You can file ONLINE at www.ehawaiigov.org/agent

Login using your ‘File No.’ at upper left of this page

IF FILING ONLINE, DO NOT RETURN THIS FORM

Payment is waived if filed on or before December 31, 2002

Please type the information on the form

Nonrefundable Filing Fee: $50
Certified copy, if desired:		DOMESTIC PROFIT
$10 plus 25¢ per page	State of Hawaii

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

Business Registration Division

1010 Richards Street

Mailing Address: P.O. Box 40, Honolulu, HI 96810

ARTICLES OF INCORPORATION

(Section 415-54, Hawaii Revised Statutes)

PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

The undersigned, for the purpose of forming a corporation under the laws of the State of Hawaii, do hereby make and execute these Articles of Incorporation:

I

The name of the corporation shall be:

ARAMARK Services Management of HI, Inc.

Note: The name must contain the word “Corporation,” “Incorporated, “or “Limited, “or an abbreviation of one of the words.

II

The mailing address (must be a street address) of the initial or principal office of the corporation is:

c/o THE CORPORATION COMPANY, INC., 1000 Bishop Street, Honolulu, Hawaii 96813

III

The purpose or purposes for which this corporation is organized shall be:

(a) Provision of labor management services.

(b) The transaction of any or all lawful business for which corporations may be incorporated under Chapter 415, Hawaii Revised Statutes.

IV

The aggregate number of common shares all of the same class which the corporation shall have authority to issue is 1000.

V

The initial Board of Directors shall consist of 3 members whose names and residence addresses are as follows:

Name	Residence Address

William Leonard	632 Fox Field Rd., Bryn Mawr, PA 19010

Barbara A. Austell	727 County Line Road, Villanova, PA 19085

Kevin Haggarty	99-500 Salt Lake Blvd., Honolulu HI 96818

Note: At least one member of the board must be a resident of the State of Hawaii.

The initial Board of Directors shall serve as Directors unto the first annual meeting of shareholders or until their successors are duly elected and qualified as provided in the By-Laws.

All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of Incorporation or the By-Laws of the corporation.

VI

The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, who shall be appointed by the Board of Directors as shall be prescribed by the By-Laws.

The following individuals are the initial officers of the corporation:

Office Held	Name	Residence Address
President	William Leonard	632 Fox Field Rd., Bryn Mawr, PA 19010

Vice-President	Michael O’Hara	53 Paul Lane, Glen Mills, PA 19342

Secretary	Priscilla M. Bodnar	30 Llanfair Circle, Ardmore, PA 19003

Treasurer	Barbara A. Austell	727 County Line Rd., Villanova, PA 19005

VII

The names of the initial subscribers for shares, the number of shares subscribed for, the subscription price and the amount of capital paid are as follows:

Names of Subscribers	Number of Shares Subscribed For By Each Subscriber	Subscription Price For the Shares Subscribed For By Each Subscriber	Amount of Capital Paid In Cash By Each Subscriber
Lilly Dorsa	-1-	$1.00	$1.00

VIII

(Optional provisions for the regulation of the internal affairs of the corporation as may be appropriate. If none, leave blank.)

We certify that we have read the above statements and that the same are true and correct to the best of our knowledge and belief.

Witness our hands this 23rd, day of December , 1998.

Lilly Dorsa
(Type/Print Name of Incorporator)	(Type/Print Name of Incorporator)

/s/ Lilly Dorsa
(Signature of Incorporator)	(Signature of Incorporator)

Please sign in black ink.